EXHIBIT 5

                            ARNALL GOLDEN GREGORY LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                             ATLANTA, GA 30309-3450

                                                      Direct phone: 404-873-8500
                                                        Direct fax: 404-873-8501
                                                                     www.agg.com




                               September 24, 2002


Interland, Inc.
303 Peachtree Avenue, Suite 500
Atlanta, GA 30303-1238

         Re:      Form S-3 Registration Statement

Dear Ladies and Gentlemen:

     We have acted as counsel to Interland, Inc., a Minnesota corporation (the "Company"), in connection with the registration of the offer and sale from time to time by the Selling Shareholders identified in the above-referenced Registration Statement of up to 9,701,823 shares of the Company's common stock (the "Shares").

         In acting as counsel, we have reviewed (a) the Registration Statement,
(b) the Company's Articles of Incorporation, as amended to date, (c) the Company's By-Laws, as amended to date, (d) the Company's minute book, (e) the stock records of the Company, (f) certificates of officers or other representatives of the Company, and (g) such other records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action, legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                        Sincerely,

                                        /s/ ARNALL GOLDEN GREGORY LLP

                                        ARNALL GOLDEN GREGORY LLP

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